Exhibit 99.2

SCAN TO VIEW MATERIALS & VOTE w NUSTAR ENERGY L.P. VOTE BY INTERNET 19003 IH-10 WEST SAN ANTONIO, TX 78257 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NS2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32481-S84512 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NUSTAR ENERGY L.P. [Preliminary Copy] The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. The Merger Proposal: To approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), by and among NuStar Energy L.P. (“NuStar”), Sunoco LP (“Sunoco”), Saturn Merger Sub, LLC (“Merger Sub”), Riverwalk Logistics, L.P., NuStar GP, LLC (the “NuStar Managing GP”), and Sunoco GP ! ! ! LLC, and the transactions contemplated thereby, including the merger of Merger Sub with and into NuStar (the “Merger”) with NuStar surviving the Merger as a subsidiary of Sunoco; 2. The Compensation Proposal: To approve, by a non-binding, advisory vote, the compensation that may be received by NuStar Managing GP’s named ! ! ! executive officers in connection with the Merger; and 3. The Adjournment Proposal: To approve the adjournment of the NuStar Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Proposal, if (a) there are holders of an insufficient number of NuStar Common Units present online or by proxy at the NuStar Special Meeting ! ! ! to constitute a quorum at such meeting or (b) there are insufficient votes at the time of such adjournment to approve the Merger Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Dear NuStar Energy L.P. Common Unitholder: You are encouraged to take advantage of the convenient ways by which you can vote these units. You can vote these units 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the proxies named on the reverse side of the proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. If you choose to vote these units by telephone or the Internet, there is no need to mail back your proxy/voting instruction card. To vote the units by telephone or via the Internet, please have this voting form in hand and follow the instructions on the reverse side. Your vote is important. Thank you for voting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. If you do not vote via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope. V32482-S84512 [Preliminary Copy] NUSTAR ENERGY L.P. Special Meeting of NuStar Common Unitholders [TBD], 2024 at [TBD] Central Time This proxy is solicited by the Board of Directors By signing on the reverse side, I (we) hereby appoint each of Bradley C. Barron, Thomas R. Shoaf and Amy L. Perry (the “proxies”) as proxy holders, each with full power of substitution, to represent and to vote all of the common units of NuStar Energy L.P. that the undersigned could vote at NuStar Energy L.P.’s Special Meeting of NuStar Common Unitholders to be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/NS2024SM on [TBD], 2024 at [TBD] Central Time, including any adjournment or postponement thereof, as specified on the reverse side of this card on each of the matters specified, and, in accordance with their judgement, on any other matter that may properly come before the meeting. The undersigned revokes any proxy previously given to vote at such meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE). This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. Continued and to be signed on reverse side